EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements listed below, of our reports dated February 7, 2003, with respect to the financial statements and schedule of Cysive, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

1) Form S-8 No. 333-75966
2) Form S-8 No. 333-35374
3) Form S-8 No. 333-35372

McLean, Virginia
March 13, 2003